PULTE HOMES, INC.
EXHIBIT 21 — SUBSIDIARIES OF THE REGISTRANT

Pulte Homes, Inc. (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc. (PDCI), Pulte Financial Companies, Inc. (PFCI), Radnor Homes, Inc., Pulte.com, Inc., PH1 Corporation, and PC/Palm Beach, Inc., all Michigan corporations, and 100% of PB Venture L.L.C. and Pulte Land Company, LLC, both Michigan limited liability companies, North American Builders Indemnity Company, a Colorado corporation, Marquette Title Insurance Company, a Vermont corporation, RN Acquisition 2 Corp., a Nevada corporation and Del Webb Corporation (Del Webb), a Delaware corporation. The Company is a member of the following limited liability companies:

Entity Name	Place of Formation	Percentage Ownership

Grayhaven Estates Limited, L.L.C	Michigan	100%
City Homes Development L.L.C	Michigan	50%
Shorepointe Village Homes, L.L.C	Michigan	82.5%
Detroit City Homes L.L.C	Michigan	45%

PDCI owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (PHC), American Title of the Palm Beaches Corporation, all Michigan corporations, First Heights Bank, a federal savings bank, DiVosta and Company, Inc., a Florida corporation and Pulte Michigan Services, LLC., a Michigan limited liability company.

Pulte International Corporation owns 100% of the capital stock of Pulte International Mexico, Inc., Pulte International Caribbean Corp., Pulte Chile Corporation, Pulte SA Corporation, Pulte Argentina Corporation and Pulte SRL Corporation, all Michigan corporations. Pulte SRL Corporation and Pulte Argentina Corporation each own 50% of Pulte S.R.L., an Argentine limited partnership.

Pulte International Mexico, Inc. and Pulte own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. De C.V. (Controladora), a Mexican corporation. Pulte International Mexico, Inc. owns .7% of Nantar, S. De R.L. De C.V., a Mexican limited liability company and 1% of Pulte Internacional Mexico S. De R.L. De C.V., a Mexican corporation. Controladora owns 99.3% of Nantar, S. De R.L. De C.V., a Mexican limited liability company, 99% of Pulte Internacional Mexico S. De R.L. De C.V., a Mexican corporation, and 66.67% of Condak-Pulte S. De R.L. De C.V., 50% of CIV-Pulte S. De R.L. De C.V. and 50% of DRT-Pulte, all Mexican joint ventures.

Pulte International Caribbean Corp. owns 100% of the capital stock of Pulte International Building Corporation, a Michigan corporation. Pulte International Building owns 50% of Desarrolladores Urbanos (Canovanas) SE, a Puerto Rican general partnership.

Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 99.9% and Pulte SA Corporation owns .1% of Residencias del Norte Limitada, a Chilean limited liability company.

DiVosta and Company, Inc. owns 100% of the capital stock of Abacoa Homes, Inc., DiVosta Homes, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., DiVosta Building Corporation, Village Walk Development Company, Inc., Island Walk Realty, Inc. and DiVosta Home Sales, Inc., all Florida corporations.

PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.

PULTE HOMES, INC.
EXHIBIT 21 — SUBSIDIARIES OF THE REGISTRANT (continued)

PC/Palm Beach, Inc. owns 50% of Florida Investment Venture, a general partnership.

PB Venture L.L.C. owns 100% of PC/BRE Venture L.L.C., a Delaware limited liability company.

PC/BRE Venture L.L.C. owns 100% of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies, and 40% of the capital stock of Springfield Realty Corporation, a Michigan corporation.

PC/BRE Springfield L.L.C. owns 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

PHC owns 100% of the capital stock or is sole member of the following subsidiaries:

Place of
Company Name	Incorporation/Formation

Pulte Mortgage Corporation(1)	Delaware
Pulte Homes of Michigan Corporation(2)	Michigan
Dean Realty Company(3)	Michigan
Pulte Development Corporation	Michigan
Lexington Oaks Golf Club, Inc.	Florida
Preserve I, Inc.(4)	Michigan
Preserve II, Inc.(4)	Michigan
TVM Corporation(5)	Michigan
Pulte Homes of Minnesota Corporation	Minnesota
Pulte Home Corporation of The Delaware Valley(6)	Michigan
PBW Corporation(7)	Michigan
Wil Corporation(7)	Michigan
Homesite Solutions Corporation	Michigan
Pulte Homes of South Carolina, Inc.	Michigan
Pulte Lifestyle Communities, Inc.	Michigan
Pulte Payroll Corporation	Michigan
PHC Title Corporation(8)	Michigan
PQL Realty Corporation	Michigan
Pulte Land Development Corporation	Michigan
James T. Lynch, Inc.	Texas
Pulte Homes of Greater Kansas City, Inc.	Michigan
PN I, Inc.(9)	Nevada
PN II, Inc.(9)	Nevada
Pulte Home Corporation of New England(10)	Michigan
PHT Title Corporation(11)	Michigan
Frederick Holding Corp.	Michigan
Lone Tree Golf Club, LLC	Michigan
Pulte Michigan Holdings Corporation(12)	Michigan
Chandler Natural Resources Corporation	Michigan
Edinburgh Realty Corporation	Michigan
Pulte Homes of New York, Inc.	Michigan
PH2 Corporation	Michigan

PULTE HOMES, INC.
EXHIBIT 21 — SUBSIDIARIES OF THE REGISTRANT (continued)

1)	Pulte Mortgage Corporation owns 100% of the capital stock of PCIC Corporation and Pulte Funding, Inc., both Michigan corporations, Joliet Mortgage Reinsurance Company, a Vermont corporation and 22.9% of the capital stock of Hipotecaria Su Casita, S.A. De C.V., a Mexican corporation.

2)	Pulte Homes of Michigan Corporation owns 100% of the capital stock of Gulf Partners, Inc., Sean/Christopher Homes, Inc., and Pulte-IN Corporation, all Michigan corporations, 100% of the capital stock of Pulte Homes of Ohio Corporation, an Ohio corporation, 100% of Pulte Home Sciences LLC, a Michigan limited liability company, 1% of Haggerty Hills Limited Partnership, a Michigan limited partnership and 99% of the capital stock of Pulte Homes of Michigan I Limited Partnership, a Michigan Limited Partnership. Sean/Christopher Homes, Inc. and Pulte-IN Corporation each own 50% of Pulte Homes of Indiana, LLC, an Indiana limited liability company. Gulf Partners, Inc. owns 99% of Haggerty Hills Limited Partnership, a Michigan limited partnership.

3)	Dean Realty Company owns 100% of the capital stock of Pulte Real Estate Company, a Florida corporation.

4)	Preserve I, Inc. owns 99% and Preserve II, Inc. owns 1% of The Preserve Limited Partnership, a Maryland limited partnership. Preserve II, Inc. owns 99% and Preserve I, Inc. owns 1% of Pulte Communities NJ, Limited Partnership, a Michigan partnership. Preserve II, Inc. also owns 99% of Pulte Homes of NJ, Limited Partnership and 99% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships. Pulte Homes of NJ, Limited Partnership owns 100% of P&H Clinton Partnership, a Michigan partnership.

5)	TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

6)	Pulte Home Corporation of The Delaware Valley owns 1% of Pulte Homes of NJ, Limited Partnership and 1% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships.

7)	PBW Corporation owns 99% and Wil Corporation owns 1% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation owns 5% and Wil Corporation owns 95% of Wilben, LLLP, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook, L.L.C., a Maryland limited liability company. Wil Corporation owns 100% of Harrison Hills, LLC, Carr’s Grant, LLC, August Woods, LLC, Lyons, LC and Campus Lakes, LLC, all Maryland limited liability companies.

8)	PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company and 99% of PHT Title Agency, L.P., a Texas limited partnership. PHC Title Corporation also owns 49% of Pulte Title Agency of Ohio, LLC, an Ohio limited liability company and 49% of Pulte Title Agency of Michigan, L.L.C., a Michigan limited liability company.

9)	PN I, Inc., owns .1% and PN II, Inc. owns 99.9% of Pulte Homes of Texas, L.P, and Devtex Land, L.P., both Texas limited partnerships.

10)	Pulte Home Corporation of New England owns 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership and 100% of Hilltop Farms Development, LLC, a Michigan limited liability company.

11)	PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.

12)	Pulte Michigan Holdings Corporation owns 1% of Pulte Homes of Michigan I Limited Partnership, a Michigan Limited Partnership.

13)	Chandler Natural Resources Corporation owns 100% of Chandler DJ Basin LLC, a Michigan limited liability company.

PULTE HOMES, INC.
EXHIBIT 21 — SUBSIDIARIES OF THE REGISTRANT (continued)

     PHC is a member or owns capital stock in the following entities:

	Place of	Percentage
Entity Name	Information	Ownership

Ashgrove Plantation L.L.C	Virginia	34.44%
Buildinvest Limited Partnership	Maryland	33.33%
Crosland/Piper Glen Ltd. Partnership	N. Carolina	31.37%
Crosland/Wynfield Forest Limited Partnership	N. Carolina	28.57%
Quantrell Mews, L.L.C	Virginia	20.00%
Springfield Realty Corporation	Michigan	60.00%
Spa L Builders LLC	California	38.60%
Fallsgrove Associates LLC	Maryland	35.36%
Chase Triple M, LLC	Delaware	51.61%

Del Webb owns 100% of the capital stock or is sole member of the following subsidiaries:

Place of
Company Name	Incorporation/Formation

Del Webb’s Coventry Homes, Inc.(1)	Arizona
Del Webb’s Spruce Creek Communities, Inc.(2)	Arizona
Sun City Homes, Inc.(3)	Nevada
Del Webb Construction Services Co.(4)	Arizona
Del Webb Commercial Properties Corporation(5)	Arizona
New Mexico Asset Corporation(6)	Arizona
Del Webb Communities, Inc.(7)	Arizona
Bellasera Corp.(8)	Arizona
Asset One Corp.(9)	Arizona
Asset Five Corp.	Arizona
Del Webb California Corp.	Arizona
Del E. Webb Financial Corporation	Arizona
Del Webb Community Management Co.	Arizona
Del Webb Golf Corp	Arizona
Del Webb Homes, Inc.	Arizona
Del Webb Purchasing Company of Illinois, Inc.	Arizona
Del Webb Property Corp	Arizona
Del Webb Title Company of Nevada, Inc.	Nevada
Del Webb MidAtlantic Corp.	Arizona
DW Aviation Co.	Arizona
DW Homebuilding Co.	Arizona
Del Webb Mortgage Corporation	Arizona
Mountain View Two, LLC	Arizona
Sun City Title Agency of Illinois, Inc.	Arizona
Terravita Corp.	Arizona
Terravita Home Construction Co.	Arizona

PULTE HOMES, INC.
EXHIBIT 21 — SUBSIDIARIES OF THE REGISTRANT (continued)

Del Webb also owns 88.8% of Asset Seven Corp., an Arizona Corporation and 1% of New Mexico Asset Limited Partnership, an Arizona limited partnership.

1)	Del Webb’s Coventry Homes, Inc. owns 100% of the capital stock of Del Webb’s Coventry Homes Construction Co., Del Webb’s Coventry Homes of Nevada, Inc. and Trovas Construction Co., all Arizona corporations and .9% of Asset Seven Corp., an Arizona corporation.

2)	Del Webb’s Spruce Creek Communities, Inc. owns 100% of the capital stock of Spruce Creek South Utilities, Inc., a Florida corporation and 80% of Del Webb Florida Title, LLC, a Florida limited liability company.

3)	Sun City Homes, Inc. owns 100% of the capital stock of Marina Operations Corp., an Arizona corporation.

4)	Del Webb Construction Services, Co. owns 100% of the capital stock of Del Webb Southwest Co., an Arizona corporation and 99% of Del E. Webb Development Co., L.P., a Delaware limited partnership. Del Webb Southwest Co. owns 100% of the capital stock of Del Webb Texas Title Agency Co., an Arizona corporation and 1% of Del Webb Texas Limited Partnership, an Arizona limited partnership.

5)	Del Webb Commercial Properties Corporation owns 100% of the capital stock of Del E. Webb Foothills Corporation, an Arizona corporation.

6)	New Mexico Asset Corporation owns 99% of New Mexico Asset Limited Partnership, an Arizona limited partnership.

7)	Del Webb Communities, Inc., owns 100% of the capital stock of Del Webb Limited Holding Co., Del Webb Home Construction, Inc., Del Webb Conservation Holding Corp., Del Webb’s Contracting Services, Inc., Sun City Title Agency Co., Sun State Insulation Co., Inc., Del Webb’s Sunflower of Tucson, Inc., all Arizona corporations, and Sun City Sales Corporation, a Michigan corporation. Del Webb Communities, Inc. also owns 1% of Del E. Webb Development Co., L.P., a Delaware limited partnership and 50% of The Marketplace at Anthem Village (LV) LLC, a Nevada limited liability company. Del Webb Limited Holding Co. owns 99% of Del Webb Texas Limited Partnership, an Arizona limited partnership. Del Webb Home Construction, Inc. owns .9% of Asset Seven Corp., an Arizona corporation.

8)	Bellasera Corp. owns 100% of Anthem Arizona L.L.C., an Arizona limited liability company and .6% of Asset Seven Corp., an Arizona corporation.

9)	Asset One Corp. owns 49% of Mountain View One LLC, an Arizona limited liability company.